Exhibit 10.10
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of , 2022, is made by and between nCino OpCo, Inc., a Delaware corporation (formerly known as nCino, Inc.) (“Assignor”), nCino, Inc., a Delaware corporation (formerly known as Penny HoldCo, Inc.) (“Assignee”) and (the “Beneficiary”). Assignor, Assignee and Beneficiary are referred to collectively in this Agreement as the “Parties”.
The Assignor and Assignee are parties to that certain Agreement and Plan of Merger, dated as of November 16, 2021 (the “Merger Agreement”), by and among Assignor, Assignee, SimpleNexus, LLC, a Utah limited liability company (“SimpleNexus”), Dollar Merger Sub, Inc., a Delaware corporation (“nCino Merger Sub”), Penny Merger Sub, LLC, a Utah limited liability company (the “SimpleNexus Merger Sub”), Penny Blocker 1 Merger Sub, Inc., a Delaware corporation (“Blocker 1 Merger Sub”), Penny Blocker 2 Merger Sub, Inc., a Delaware corporation (“Blocker 2 Merger Sub”), Penny Blocker 3 Merger Sub, Inc., a Delaware corporation (“Blocker 3 Merger Sub”), Penny Blocker 4 Merger Sub, Inc., a Delaware corporation (“Blocker 4 Merger Sub” and, together with Blocker 1 Merger Sub, Blocker 2 Merger Sub, and Blocker 3 Merger Sub, the “Blocker Merger Subs”), Insight (Delaware) SN Blocker Corporation, a Delaware corporation (“Blocker 1”), Insight (Cayman) SN Blocker Corporation, a Delaware corporation (“Blocker 2”), ScarletFire SN Blocker Corporation, a Delaware corporation (“Blocker 3”), TLEO, Inc., a Delaware corporation (“Blocker 4” and, together with Blocker 1, Blocker 2 and Blocker 3, the “Blockers”), and Insight Venture Partners, LLC, a Delaware limited liability company, solely in its capacity as the Member Representative (as defined in the Merger Agreement), pursuant to which, among other things, (i) nCino Merger Sub merged with and into Assignor, with Assignor surviving such merger as a wholly owned subsidiary of Assignee, (ii) each of the Blocker Merger Subs merged with and into the respective corresponding Blocker, with each of the respective Blockers surviving as a wholly owned subsidiary of Assignee, and (iii) SimpleNexus Merger Sub merged with and into SimpleNexus, with SimpleNexus surviving as a wholly owned subsidiary of Assignee.
Assignor desires to transfer and assign to Assignee, and Assignee desires to accept such assignment and to assume from Assignor, all of Assignor’s right, title and interest in and to the executive agreement identified in Schedule I (the “Assigned Contract”), all as provided herein.
Accordingly, in consideration of the assumption by Assignee of the Assumed Liabilities (as defined below), and of the premises and the mutual promises set forth in this Agreement, and in consideration of the representations, warranties, and covenants contained in this Agreement, the Parties agree as follows:
1.Assignment and Assumption by Assignee.
(a)Assignment. Assignee hereby assumes, acquires and receives from Assignor, and Assignor hereby transfers, assigns, conveys and delivers to Assignee, all right, title, and interest Assignor has in the Assigned Contract. Assignor shall continue to be party to the Assigned Contract and shall remain liable for all commitments, liabilities and obligations of Assignor existing prior to the date hereof under and pursuant to the Assigned Contract.
(b)Assumption of Liabilities. Assignee hereby assumes, and agrees to pay, perform, fulfill and discharge all commitments, liabilities and obligations of Assignor under and pursuant the Assigned Contract (the “Assumed Liabilities”).
2.Representations and Warranties of Assignor. Assignor represents and warrants to Assignee and Beneficiary as follows:

(a)Organization of Assignor. Assignor is a corporation duly organized and validly existing and in good standing under the laws of Delaware.
(b)Authorization. Assignor has full power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement constitutes the valid and legally binding obligation of Assignor, enforceable in accordance with its terms and conditions, subject only to applicable bankruptcy, moratorium, and similar laws and general principles of equity. The execution, delivery and performance of this Agreement has been duly authorized by Assignor.
(c)No Conflicts. The execution, delivery and performance by Assignor of this Agreement and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Assignor or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Assignor.
(d)Assigned Contract. The Assigned Contract is valid and binding on Assignor in accordance with its terms and is in full force and effect.
3.Representations and Warranties of Assignee. Assignee represents and warrants to Assignor and Beneficiary as follows:
(a)Organization of Assignee. Assignee is a corporation duly organized and validly existing and in good standing under the laws of the state of Delaware.
(b)Authorization. Assignee has full power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement constitutes the valid and legally binding obligation of Assignee, enforceable in accordance with its terms and conditions, subject only to applicable bankruptcy, moratorium, and similar laws and general principles of equity. The execution, delivery and performance of this Agreement has been duly authorized by Assignee.
(c)No Conflicts The execution, delivery and performance by Assignee of this Agreement and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Assignee or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Assignor.
4.Representations and Warranties of Beneficiary. Beneficiary represents and warrants to Assignor and Assignee as follows:
(a)Authorization. Beneficiary has full power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement constitutes the valid and legally binding obligation of Beneficiary, enforceable in accordance with its terms and conditions, subject only to applicable bankruptcy, moratorium, and similar laws and general principles of equity.
5.Consent to Assignment. The Beneficiary hereby approves the assignment of the Assigned Contract from Assignor to Assignee.
6.Further Assurances. If any further action is necessary, appropriate or otherwise reasonably requested to carry out the purposes and intent of this Agreement, each of the Parties shall take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request.
7.Miscellaneous.
(a)Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
(b)Jurisdiction. Any Party seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby will be brought and determined exclusively in the Delaware Court of Chancery of the State of Delaware; provided that if the Delaware Court of Chancery does not have subject matter jurisdiction, any such legal proceeding will be brought exclusively in the United States District Court for the District of Delaware or any other court of the State of Delaware, and each of the Parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such legal proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such legal proceeding in any such court or that any such legal proceeding that is brought in any such court has been brought in an inconvenient forum. Process in any such legal proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court.
(c)Entire Agreement. This Agreement constitutes the entire understanding between Assignor and Assignee with respect to the subject matter hereof and supersedes any other understanding or agreement of the Parties with respect to the matters set forth herein.
(d)Waivers, Amendments and Severability. This Agreement may not be amended except by written instrument, specifically referencing this Agreement, signed by each Party and any Beneficiary affected thereby. No failure or delay by any Party in exercising any right under this Agreement will operate as a waiver of, nor will any single or partial exercise preclude any other or further exercise of, any rights under this Agreement. No waiver of any provisions of this Agreement will be valid unless the same is in writing and signed by the Party so waiving. If any one of the provisions contained in this Agreement is found to be invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, the validity, legality, or enforceability of the remaining provisions contained in this Agreement will not in any way be affected or impaired by such a finding.
(e)Assignability; Binding Agreement. This Agreement may not be assigned by any Party without the prior written consent of each other Party affected thereby. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the Parties and their respective successors, heirs, executors, administrators and permitted assigns. Notwithstanding the foregoing, nothing in this Agreement is intended to give any person not named herein the benefit of any legal or equitable right, remedy or claim under this Agreement, except as expressly provided in this Agreement.
(f)Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

ASSIGNEE:
nCino, Inc.

By:
Name:
Title:

ASSIGNOR:
nCino OpCo, Inc.

By:
Name:
Title:
Signature Page to Assignment and Assumption Agreement

BENEFICIARY:

[Name]
Signature Page to Assignment and Assumption Agreement

Schedule I
Assigned Contract
[ ]